Flora Growth Corp.

Unaudited Pro Forma Consolidated Financial Statements

(United States Dollars, unless otherwise noted)

June 30, 2025

Flora Growth Corp.
Unaudited Pro Forma Consolidated Statement of Financial Position (Stated in Thousands of United States Dollars)

	As of June 30, 2025
	Flora Growth Corp. (as reported)	Disposition of Cannabis Business	Pro Forma Adjustments	Notes	Pro Forma Flora Growth Corp.
Assets
Current
Cash and restricted cash	$1,506	$(721)	$-		$785
Trade and amounts receivable	5,088	(1,057)	246	(2a)	4,277
Prepaid expenses and other current assets	661	(513)	-		148
Inventory	4,801	(3,955)	-		846
Digital assets	1,141	-	-		1,141
Total current assets	13,197	(6,246)	246		7,197
Property, plant and equipment	414	(256)	-		158
Operating lease right of use assets	1,475	(1,038)	-		437
Intangible assets	2,718	(2,718)	-		-
Goodwill	4,698	(4,698)	-		-
Other assets	165	(96)	-		69
Total assets	$22,667	$(15,052)	$246		$7,861
Liabilities
Current
Trade payables	$3,807	$(3,918)	$2,459	(2a)	$2,348
Contingencies	3,151	(3,151)	-		-
Current portion of debt	2,755	(24)	(36)	(2b)	2,695
Current portion of debt - related parties	226	-	(226)	(2b)	-
Current portion of operating lease liability	833	(657)	-		176
Contingent purchase considerations	515	(148)	(367)	(2c)	-
Other accrued liabilities	2,521	(1,483)	1,800		2,838
Total current liabilities	13,808	(9,381)	3,630		8,057
Non-current portion of debt	326	-	(258)	(2b)	68
Non-current portion of debt - related parties	1,669	-	(1,669)	(2b)	-
Non-current operating lease liability	1,965	(1,612)	-		353
Deferred tax	876	(849)	-		27
Total liabilities	18,644	(11,842)	1,703		8,505
Shareholders' Equity
Share capital	165,082	-	-		165,082
Accumulated other comprehensive income	251	(30)	-		221
Deficit	(161,310)	(3,180)	(1,457)	(2a),(2b),(2c)	(165,947)
Total shareholders' equity	4,023	(3,210)	(1,457)		(644)
Total liabilities and shareholders' equity	$22,667	$(15,052)	246		$7,861

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

Flora Growth Corp.
Unaudited Pro Forma Consolidated Statement of Financial Position (Stated in Thousands of United States Dollars)

	For the Year Ended of December 31, 2024
	Flora Growth Corp. (as reported)	Disposition of Cannabis Business	Pro Forma Adjustments	Notes	Pro Forma Flora Growth Corp.
Revenue	$59,505	$(23,640)	$-		$35,865
Costs of sales	47,008	(13,339)	-		33,669
Gross profit	12,497	(10,301)	-		2,196
Operating expenses
Consulting and management fees	9,661	(5,694)	-		3,967
Professional fees	2,684	(413)	(362)	(2d)	1,909
General and administrative	1,938	(1,350)	-		588
Promotion and communication	5,298	(3,957)	-		1,341
Travel expenses	505	(279)	-		226
Share based compensation	2,779	-	-		2,779
Research and development	418	(418)	-		-
Operating lease expense	718	(616)	-		102
Depreciation and amortization	768	(743)	-		25
Bad debt expense	411	(411)	-		-
Asset impairment	2,237	(2,205)	-		32
Other expenses	725	(940)	-		(215)
Total operating expenses	28,142	(17,026)	(362)		10,754
Operating loss	(15,645)	6,725	362		(8,558)
Interest (income) expense	213	(73)	6	(2e)	146
Foreign exchange loss (gain)	485	(24)	-		461
Unrealized gain from changes in fair value	(259)	57	-		(202)
Net loss before income taxes	(16,084)	6,765	356		(8,963)
Income tax benefit (expense)	(177)	199	-		22
Net loss for the period	$(15,907)	$6,566	$356		$(8,985)
Weighted average number of common shares (in thousands)	318	-	(47)	(2g)	271
Basic and diluted loss per share	$(50.02)	$-	$-		$(33.15)
Comprehensive loss
Net loss for the period	$(15,907)	$6,566	$356		$(8,985)
Foreign currency translation,	81	(44)	-		37
Comprehensive loss for the period	$(15,988)	$6,610	$356		$(9,022)

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

Flora Growth Corp.
Unaudited Pro Forma Consolidated Statement of Financial Position (Stated in Thousands of United States Dollars)

	For the Six Months Ended of June 30, 2025
	Flora Growth Corp. (as reported)	Disposition of Cannabis Business	Pro Forma Adjustments	Notes	Pro Forma Flora Growth Corp.
Revenue	$26,582	$(10,007)	$-		$16,575
Costs of sales	20,864	(5,444)	-		15,420
Gross profit	5,718	(4,563)	-		1,155
Operating expenses
Consulting and management fees	4,103	(2,550)	-		1,553
Professional fees	1,290	(124)	(37)	(2d)	1,129
General and administrative	1,230	(766)	-		464
Promotion and communication	1,850	(1,726)	-		124
Travel expenses	204	(94)	-		110
Share based compensation	344	-	-		344
Research and development	186	(186)	-		-
Operating lease expense	329	(253)	-		76
Depreciation and amortization	377	(365)	-		12
Bad debt expense	330	(320)	-		10
Asset impairment	46	-	-		46
Gain on disposal of insolvent subsidiaries	(1,162)	43	-		(1,119)
Other expenses	134	379	1,457	(2a),(2b),(2c)	1,970
Total operating expenses	9,261	(5,962)	1,420		4,719
Operating loss	(3,543)	1,399	(1,396)		(3,564)
Interest (income) expense	147	(44)	(42)	(2e)	61
Foreign exchange loss (gain)	(59)	10	-		(49)
Unrealized gain from changes in fair value	(451)	36	-		(415)
Net loss before income taxes	(3,180)	1,397	(1,378)		(3,161)
Income tax benefit (expense)	(10)	106	-		96
Net loss for the period	$(3,170)	$1,291	$(1,378)		$(3,257)
Weighted average number of common shares (in thousands)	523	-	(104)	(2g)	419
Basic and diluted loss per share	$(6.06)	$-	$-		$(7.77)
Comprehensive loss
Net loss for the period	$(3,170)	$1,291	$(1,378)		$(3,257)
Derecognition of equity related to insolvent subsidiaries	(595)	-	-		(595)
Foreign currency translation,	1,067	(304)	-		763
Comprehensive loss for the period	$(2,698)	$987	$(1,378)		$(3,089)

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

Flora Growth Corp.

Notes to the unaudited pro forma condensed combined financial statements

(In thousands of United States dollars, except shares and per share amounts)

1. Basis of Presentation

These unaudited pro forma condensed combined financial statements (the "Pro Forma Financial Statements") are prepared to illustrate the impact of the disposition by Flora Growth Corp. ("Flora" or the "Company") of its hemp and cannabis related businesses (the "Cannabis Business") (the "Transaction").

The Company is listed on the NASDAQ and is a manufacturer and distributor of global cannabis and pharmaceutical products and brands, building a connected, design-led collective of plant-based wellness and lifestyle brands. The Company will dispose of the following businesses in the Transaction:

(i) Just Brands LLC

(ii) Just Brands FL LLC

(iii) Just Brands International LTD

(iv) High Roller Private Label LLC

(v) Vessel Brand Inc.

(vi) Vessel Brand Canada Inc.

(vii) United Beverage Distribution Inc.

(viii) Klokken Aarhus Inc.

(ix) Rangers Pharmaceuticals A/S

(x) TruHC Pharma GmbH

(xi) Australian Vaporizers Pty LTD

(xii) Company's investment in an early-stage European cannabis company

The aggregate consideration received by the Company for the sale of the Cannabis Business consisted of the cancellation by the a group of investors (the "Investors') of (i) all of the Company's obligations pursuant to promissory notes owed to the Investors with five year maturities currently held by the Company with an aggregate amount of principal and accrued interest of approximately $2.2 million, and (ii) certain other liabilities relating to the Cannabis Business.

These Pro Forma Financial Statements are based on Flora's historical consolidated financial statements as adjusted to give effect to the disposition of the Cannabis Business, which closed on September 22, 2025.

These Pro Forma Financial Statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

There have been no adjustments made to give effect to any potential synergies or dis-synergies which may arise from the Transaction.

The accounting policies used in the preparation of the Pro Forma Financial Statements are those set out in Flora's annual audited financial statements for the year ended December 31, 2024, and as such should be read in conjunction with such audited financial statements.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2024 has been prepared from information derived from Flora's audited consolidated statement of loss and comprehensive loss for the period from January 1, 2024 to December 31, 2024.

The unaudited pro forma consolidated statement of financial position as at June 30, 2025 has been prepared from information derived from Flora's unaudited condensed interim consolidated statement of financial position as at June 30, 2025.

The pro forma adjustments include all those transactions attributable to the Transaction for which the complete financial effects are objectively determinable.

The Pro Forma Financial Statements are not intended to reflect the results of operations or the financial position that would have actually resulted had the Transaction been effected on the dates indicated or the results which may be obtained in the future. The Pro Forma Financial Statements should be read in conjunction with the other sections of the Proxy Statement.

Flora Growth Corp.

Notes to the unaudited pro forma condensed combined financial statements

(In thousands of United States dollars, except shares and per share amounts)

The pro forma adjustments are based on certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the Transaction contemplated and that the Pro Forma Financial Statement adjustments give appropriate effect to those adjustments and are properly applied in the Pro Forma Financial Statements.

The Pro Forma Financial Statements are based on estimates and assumptions set forth in the notes herein. The Pro Forma Financial Statements are being provided solely for informational purposes and are not necessarily indicative of any future consolidated financial position or of the consolidated financial position that might have been achieved for the periods indicated; nor is it necessarily indicative of future results that may occur.

2. Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated statement of financial position gives effect to the completion of the Transaction as if the Transaction had occurred on June 30, 2025. The unaudited pro forma consolidated statement of loss and comprehensive loss gives effect to the completion of those transactions had they occurred on January 1, 2024. The Pro Forma Financial Statements are based on the following estimates and assumptions:

a) As of June 30, 2025, all intercompany loans between the Cannabis Businesses and Flora Growth Corp. and its remaining subsidiaries would be forgiven.

Amount
Amount Owed by the Flora to Cannabis Business	$246
Amount Owed by Cannabis Business to Flora	$2,459
Loss on Forgiveness of Intercompany Loans	$(2,213)

b) As consideration for the sale of the Cannabis Business, the Investors cancelled the promissory notes with five year maturities that accrue interest at a rate of 6% per annum that were issued as part of the Company's acquisition of United Beverage Distribution Inc. in January 30, 2025. The balance of the promissory notes as of June 30, 2025 was $2,189, of which $262 was due within the next 12 months. Of the total amount outstanding, $1,895 was owed to the Company's directors or CFO (the "Related Parties"). The impacted lines on the unaudited pro forma consolidated statement of financial position is as follows:

Amount
Current portion of debt	$36
Current portion of debt - related parties	226
Non-current portion of debt	258
Non-current portion of debt - related parties	1,669
Loss on Forgiveness of Intercompany Loans	$2,189

c) On August 11, 2025, the Company and a group representing the sellers of Just Brands LLC to Flora in February 2022 (the "Plaintiffs") entered into a confidential settlement and release agreement (the "Settlement Agreement") whereby the Company will pay the Plaintiffs $1,800 and the Plaintiffs will forfeit and waive any claim to shares of the Company, as well as release, waive and forever discharge the Company from any and all known and unknown claims, both current and in the future. The $1,433 difference between the $1,800 paid by the Company to the Plaintiffs and the $367 estimate as of June 30, 2025 was recorded in other expenses.

d) The Company incurred the following costs associated with acquisitions of certain Cannabis Businesses:

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Acquisition	Amount	Amount
TruHC Pharma GmbH	$-	$298
Australian Vaporizers Pty LTD	-	64
United Beverage Distribution Inc.	37	-
Total Acquisition Costs	$37	$362

e) The Company accrued $6 and $12 in interest income on the amount loaned to TruHC in the year ended December 31, 2024 and in the six months ended June 30, 2025, respectively.

Flora Growth Corp.

Notes to the unaudited pro forma condensed combined financial statements

(In thousands of United States dollars, except shares and per share amounts)

f) The Company incurred $54 of interest expense on the promissory notes issued as part of the Company's acquisition of United Beverage Distribution Inc. on January 30, 2025.

g) Had the Company not acquired certain Cannabis Businesses in the year ended December 31, 2024, and in the six months ended June 30, 2024, the impact to weighted average number of common shares would have been as follows:

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Acquisition	# Shares	# Shares
TruHC Pharma GmbH	(71,044)	(39,361)
Australian Vaporizers Pty LTD	(14,103)	(8,053)
United Beverage Distribution Inc.	(19,107)	-
Impact to Weighted Average Number of Common Shares	(104,254)	(47,414)

The weighted average number of common shares reflect the 1:39 reverse stock split announced by the Company and effective August 4, 2025.

3. Loss on Disposition of Cannabis Business

Estimated loss on sale of the Cannabis entities, assuming the Company completed the sale as of June 30, 2025, is as follows:

	Note	Amount
Cancellation of promissory notes	2b	$2,189
Net assets of Cannabis Business		(3,180)
Loss on sale of Cannabis Business		$(991)